Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada | Business Number E11531572021-7 | Filing Number 20211153156 | Filed On 01/08/2021 10:17:19 AM | Number of Pages 5

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	JOCOM HOLDINGS CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCORP SERVICES, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: 701 S. CARSON STREET, SUITE 200; City: Carson City; Nevada; Zip Code: NV 89701, USA Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* Common: 600000000 Preferred: 200000000 Par value per share: $ 0.0001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: CHUA HWEE PING Street Address: NO 15, JLN DESA RESIDEN 2, LEVENUE DESA PARK CITY; City: KUALA LUMPUR; State: WP; Zip Code: 52200 MALAYSIA 2) Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:*
6. Benefit Corporation: (see instructions)	[ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: CHUA HWEE PING — X [signature] Incorporator Signature Address: NO 15, JLN DESA RESIDEN 2, LEVENUE DESA PARK CITY; City: KUALA LUMPUR; State: WP; Zip Code: 52200 MALAYSIA
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

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CONTINUATION OF ARTICLES OF INCORPORATION

OF

JOCOM HOLDINGS CORP.

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:
VCORP SERVICES, LLC

Address of Commercial Registered Agent:
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

Address of Registered Office:
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

Mailing Address of Registered Office:
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors.